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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of
the Securities Exchange Act of 1934

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DAWSON GEOPHYSICAL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DAWSON GEOPHYSICAL COMPANY
508 West Wall, Suite 800
Midland, TX 79701
432-684-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 2, 2015

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of the Shareholders of Dawson Geophysical Company will be held at the University Club, 1 West 54th Street, New York, New York 10019 at 10:00 a.m. Eastern Time on June 2, 2015 for the following purposes:

          1.     To elect eight directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

          2.     To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015;

          3.     To vote upon a non-binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

          4.     To transact such other business as may properly come before the meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on April 28, 2015 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

        DATED this 30th day of April, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

Christina W. Hagan, Secretary

IMPORTANT

To be sure your shares are represented at the Annual Meeting of Shareholders, please vote (1) by calling the toll-free number (800) 690-6903 and following the prompts; (2) by Internet at http://www.proxyvote.com; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. Any shareholder granting a proxy may revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and by withdrawing the proxy. You may vote in person at the Annual Meeting of Shareholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

Dawson Geophysical Company
508 West Wall, Suite 800
Midland, Texas 79701

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
To Be Held Tuesday, June 2, 2015

SOLICITATION OF PROXY

        The accompanying proxy is solicited on behalf of the Board of Directors of Dawson Geophysical Company (the "Company" or "we") for use at our Annual Meeting of Shareholders to be held on Tuesday, June 2, 2015 at 10:00 a.m. Eastern Time at the University Club, 1 West 54th Street, New York, New York 10019, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about May 1, 2015.

        Any shareholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to our Secretary or by attending the meeting and withdrawing the proxy.

PURPOSE OF MEETING

        As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

          1.     To elect eight directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

          2.     To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015;

          3.     To vote upon a non-binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

          4.     To transact such other business as may properly come before the meeting and any adjournment thereof.

VOTING RIGHTS

Right to Vote and Record Date

        Our voting securities consist solely of common stock, par value $0.01 per share ("Common Stock").

        The record date for shareholders entitled to notice of and to vote at the meeting was the close of business on April 28, 2015, at which time there were 21,543,681 shares of Common Stock entitled to vote at the meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Quorum

        Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

Voting at the Annual Meeting

        If your shares of Common Stock are registered directly with American Stock Transfer & Trust Company, LLC, you are a "record holder" and may vote in person at the meeting. If a bank, broker or other nominee holds your shares for your benefit but not in your own name, your shares are in "street name." In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of telephone and Internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person at the meeting, you must contact your bank, broker or other nominee and request a document called a "legal proxy." You must bring this legal proxy to the meeting in order to vote in person.

Voting by Proxy

        Whether or not you are able to attend the meeting, we urge you to vote by proxy.

Vote Required

        All proposals other than election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast.

        With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized.

        With regard to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

        With regard to the proposal to approve a non-binding advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement, an abstention will have the same effect as a vote against the proposal. Broker non-votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal. This vote is advisory in nature and will not be binding on the Company.

Abstentions and Broker Non-Votes

        Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. Abstentions are also considered to be present at the meeting and entitled to vote on any matter from which the shareholder abstains. Generally, a bank, broker or other nominee may vote the shares that it holds for you only in accordance with your instructions. However, if your bank, broker or other nominee has not received your instructions, your bank, broker or other nominee has the discretion to vote only on certain matters that are routine. A "broker non-vote" occurs if your bank, broker or other nominee cannot vote on a particular matter because your bank, broker or other nominee has not received instructions from you and because the proposal is not routine. Therefore, for purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters.

        If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "PROPOSAL 1: ELECTION OF DIRECTORS"; FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS SET FORTH UNDER "PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM"; FOR THE PROPOSAL TO APPROVE A NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT AS DESCRIBED UNDER "PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION"; AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 2, 2015

        This Proxy Statement and our 2014 Annual Report on Form 10-K are available at: www.dawson3d.com in the "Financial Reports" area of the "Investor Relations" section.

 EXPLANATORY NOTE

        This Proxy Statement relates to the 2015 Annual Meeting Annual Meeting of the Shareholders of Dawson Geophysical Company, which was formerly known as TGC Industries, Inc. ("Legacy TGC") prior to the consummation on February 11, 2015 of the strategic business combination described below.

        On February 11, 2015, Legacy TGC completed its previously announced strategic business combination with Dawson Operating Company, which was formerly known as Dawson Geophysical Company ("Legacy Dawson"), pursuant to which Riptide Acquisition Corp., a wholly-owned subsidiary of Legacy TGC ("Merger Sub"), merged with and into Legacy Dawson, with Legacy Dawson continuing after the merger as the surviving entity and a wholly-owned subsidiary of Legacy TGC (the "Merger"). As a result of the Merger, the former shareholders of Legacy Dawson received shares of Legacy TGC Common Stock representing approximately 66% of the outstanding common shares of the post-merger combined company, and Legacy TGC's shareholders retained approximately 34% of the outstanding common shares of the post-merger combined company, after giving effect to a 1-for-3 reverse stock split of the issued and outstanding Legacy TGC common shares which occurred immediately prior to the Merger (the "Reverse Stock Split"). In connection with the Merger, Legacy Dawson changed its name to "Dawson Operating Company" and Legacy TGC changed its name to "Dawson Geophysical Company." All shares and per share amounts in this Proxy Statement have been retrospectively adjusted to give effect to the Reverse Stock Split.

        Although this Proxy Statement is being delivered by post-combination Dawson Geophysical Company, except as otherwise specifically noted herein, the historical information set forth herein generally speaks only as to Legacy TGC as of and for the period ended December 31, 2014, which period pre-dates the February 11, 2015 consummation of the strategic business combination between Legacy TGC and Legacy Dawson. Accordingly, except as otherwise specifically noted herein, references herein to "Legacy TGC," the "Company," "we," "us," or "our," when used in a historical context for periods pre-dating the February 11, 2015 business combination, refer only to Legacy TGC and its pre-combination subsidiaries and not to Legacy Dawson and its pre-combination subsidiaries and when used in a historical context for periods after the February 11, 2015 business combination or when used in the present tense or prospectively refer to post-combination Dawson Geophysical Company.

PROPOSAL 1:

ELECTION OF DIRECTORS

        Eight directors are to be elected at the annual meeting to comprise the entire membership of the Company's Board of Directors. All of our nominees have announced that they are available for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified. Our nominees for the eight directorships are:

William J. Barrett
Craig W. Cooper
Gary M. Hoover, Ph.D.
Stephen C. Jumper
Allen T. McInnes, Ph.D.
Ted R. North
Mark A. Vander Ploeg
Wayne A. Whitener

        For information about each nominee, see "Directors" below.

        The Company's Board of Directors recommends that you vote FOR all of the nominees listed above.

 DIRECTORS

        In connection with the Merger, the size of the Board of Directors was increased from six directors to eight directors effective as of February 11, 2015, and, pursuant to the terms of the Agreement and Plan of Merger, dated October 8, 2014 (the "Merger Agreement"), by and among Legacy TGC, Legacy Dawson, and Merger Sub, Messrs. Jumper, Cooper, North and Vander Ploeg and Dr. Hoover (the "New Directors") were appointed to our Board of Directors. Additionally, pursuant to the Merger Agreement and to accommodate the appointment of the New Directors, each of Herbert M. Gardner, Edward L. Flynn and Stephanie P. Hurtt, who served as directors of Legacy TGC prior to the effective time of the Merger, resigned from the Board of Directors effective as of February 11, 2015. Messrs. Whitener and Barrett and Dr. McInnes, who were members of the Legacy TGC Board of Directors prior to the Merger (the "Continuing Directors"), continued to serve as our Directors following the Merger.

        Messrs. Stephen C. Jumper, the Company's Chairman of the Board of Directors, President and Chief Executive Officer, and Wayne A. Whitener, the Company's Executive Vice Chairman, are the only executive officers of the Company who are nominees as set forth below. There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director. The information set forth below with respect to each of the directors has been furnished by each respective director.

Name, Age, and Business Experience	Positions with Company

Stephen C. Jumper, 53
Mr. Jumper, a geophysicist, joined Legacy Dawson in 1985, was elected Vice President in September 1997, and President, Chief Operating Officer and Director in January 2001. In January 2013, Mr. Jumper was elected Chairman of the Board of Directors of Legacy Dawson. Prior to 1997, Mr. Jumper served Legacy Dawson as manager of technical services with an emphasis on 3-D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President (1991), First Vice President (1992), and as President (1993).	Chief Executive Officer, President, and Chairman of the Board of Directors

Name, Age, and Business Experience	Positions with Company

Mr. Jumper was appointed as President, Chief Executive Officer and Chairman of the Board of Directors of the Company in connection the closing of the Merger in February 2015.
Mr. Jumper brings to the Board of Directors of the Company his strong leadership qualities, technical expertise and long experience in the seismic industry.

Wayne A. Whitener, 63
Mr. Whitener has been a Director of the Company since 1984 and was named Executive Vice Chairman in connection with the closing of the Merger in February 2015. Mr. Whitener joined Legacy TGC in 1983 and served as its President from 1986 to February 2015. Mr. Whitener has served as a Director of Supreme Industries, Inc. a manufacturer of specialized truck bodies and shuttle buses, since 2008, and Director of Chase Packaging Corporation, a development stage company, since 2009.

Executive Vice Chairman

Mr. Whitener brings to the Board of Directors of the Company, among other things, a depth of understanding of the Company's operations, strong leadership skills and significant industry and management expertise.

William J. Barrett, 75
Mr. Barrett has been a Director of the Company since 1980. Mr. Barrett has been the President of W. J. Barrett Associates, Inc., an investment banking firm, since June 2009, and was the President of Barrett-Gardner Associates,  Inc., an investment banking firm, from November 2002 until June 2009. Mr. Barrett has also served as the Director, Executive Vice President, and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, since 1979; Director of Babson Corporate Investors, a closed-end investment company, since July of 2006; Director of Babson Participation Investors, a closed-end investment company, since July of 2006; and Director of Chase Packaging Corporation, a development stage company, since 2001. Mr. Barrett's experience also includes serving as Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002, and Chairman of the Board and Director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent commercial bank and trust company, from 2000 to June 2012.

Director

Name, Age, and Business Experience	Positions with Company

Mr. Barrett brings to the Board of Directors of the Company, among other things, keen business and financial judgment and an extraordinary understanding of the Company's business, history, and organization, as well as extensive leadership experience.

Craig W. Cooper, 61
Mr. Cooper is the Lead Director of the Company and was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. Cooper previously served as a director of Legacy Dawson from September 2010 until February 2015, including as Lead Director from January 2013 until February 2015. Prior to his retirement in April 2010, Mr. Cooper was a Senior Advisor, Seismic at BP p.l.c., in the Unconventional Gas unit from 2008 to 2010. Prior to 2008, Mr. Cooper was the Seismic Program Coordinator, North America at BP p.l.c. for three years, Seismic Technology Advisor for two years and Manager of Seismic Imaging & Operations for four years. Mr. Cooper was employed by BP p.l.c. and its predecessor, Amoco Corporation, for 35 years.

Lead Director
Mr. Cooper brings to the Board of Directors of the Company, among other things, significant experience in management in the seismic division of a major oil company.

Gary M. Hoover, Ph.D., 74
Dr. Hoover was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Dr. Hoover previously served as a director of Legacy Dawson from December 2002 until February 2015. Dr. Hoover, prior to retirement in October, 2002, was Senior Principal Geophysicist with Phillips Petroleum Company. His responsibilities for the previous ten years with Phillips included geophysical research manager, geoscience technology coordination, exploration and production technology consultation and active research into new seismic data acquisition techniques. Dr. Hoover served as Vice President of the Society of Exploration Geophysicists (1990-1991) and received its Life Membership Award in 2000. Dr. Hoover holds a doctorate in physics from Kansas State University.

Director

Dr. Hoover brings to the Board of Directors of the Company, among other things, extensive experience in geophysical research and management for a major oil company and an expertise in the geophysical sciences.

Name, Age, and Business Experience	Positions with Company

Allen T. McInnes, Ph.D., 77
Dr. McInnes has been a Director of the Company since 1993. Dr. McInnes served as the Chairman of the Board of Legacy TGC from July 1993 to March 2004; Secretary of Legacy TGC from November 1997 to March 2004; and Chief Executive Officer of Legacy TGC from August 1993 to March 1996. Dr. McInnes has also served as the Chairman of the Board, President, and Treasurer of Chase Packaging Corporation, a development stage company, since 1997. Dr. McInnes' experience also includes serving as an executive with Tenneco Inc. and retiring as a member of the Board, and Executive Vice President. In addition, Dr. McInnes served as President and Chief Executive Officer of Tetra Technologies, Inc. from April 1996 to January 2000, Director of Tetra Technologies, an oil field service company, from 1993 to 2012, and Dean of the Rawls College of Business at Texas Tech University from September 2001 to September 2012 (retired).

Director

Dr. McInnes brings to the Board of Directors of the Company, among other things, his experience as Dean of the Business School at Texas Tech University, which provides the Board of Directors with a link to developments in business management practices.

Ted R. North, 68
Mr. North was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. North previously served as a director of Legacy Dawson from August 2008 until February 2015. Mr. North was a partner at Grant Thornton LLP from August 1987 to his retirement on July 31, 2008. He served as the Managing Partner and in other positions of responsibility in the Midland, Texas and Oklahoma City offices of Grant Thornton. He is a Certified Public Accountant with over 30 years of public accounting experience.

Director
Mr. North brings to the Board of Directors of the Company, among other things, significant accounting and auditing expertise and experience.

Name, Age, and Business Experience	Positions with Company

Mark A. Vander Ploeg, 63
Mr. Vander Ploeg was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. Vander Ploeg previously served as a director of Legacy Dawson from March 2014 until February 2015. Mr. Vander Ploeg has over thirty-five years of investment banking experience, providing advice to major companies on mergers and acquisitions, corporate finance, long-term strategy and governance. Until his retirement in 2011, Mr. Vander Ploeg was a Senior Managing Director of Evercore Partners. Prior to Evercore Partners, Mr. Vander Ploeg was Vice Chairman of Investment Banking for Merrill Lynch & Co., where he worked from 1995 to 2007. Prior to that, Mr. Vander Ploeg was a Managing Director of Salomon Brothers and Head of the firm's San Francisco investment banking business. Mr. Vander Ploeg currently serves as a director of Okabena Company, Minneapolis, Minnesota, which is the investment and business company for the Dayton Family, founders of Target Corporation. He is a member of that Board's Investment Committee and is Chair of the Compensation & Personnel Committee. Elsewhere, Mr. Vander Ploeg serves as a director of the Spencer Foundation, Chicago, Illinois, and as a member of Stanford University's Institute for Economic Policy Research (SIEPR). Mr. Vander Ploeg has an M.B.A. from the University of Chicago, Chicago, Illinois, and a B.A. from Macalester College, St. Paul, Minnesota, where he is a current trustee and served as Board Chair from 2000 to 2006.

Director
Mr. Vander Ploeg brings to the Board of Directors of the Company, among other things, extensive experience in investment banking and expertise with mergers and acquisitions.

        Pursuant to the Merger Agreement, the Company agreed to take all necessary action to cause each of the New Directors and each of the Continuing Directors to be nominated for continuing election to the Board of Directors for the three years following the effective time of the Merger, except for Mr. Barrett, who will be nominated to serve on the Board of Directors for one year following the effective time of the Merger. The nominees for election were recommended to the Board of Directors by the Nominating Committee of the Board of Directors due to each such nominee's experience, qualifications, attributes and skills as described above and in accordance with the terms of the Merger Agreement.

EXECUTIVE OFFICERS

        In addition to Messrs. Jumper and Whitener, the following individuals are currently serving as executive officers of the Company.

Name, Age, and Business Experience	Positions with Company

James K. Brata, 59
Mr. Brata was named Executive Vice President, Chief Financial Officer and Treasurer in February 2015 in connection with the closing of the Merger in February 2015. Mr. Brata joined Legacy TGC in 2008 in the capacity of Vice President. Mr. Brata served as Vice President, Chief Financial Officer, Secretary and Treasurer of Legacy TGC from March 2009 until February 2015. Prior to joining Legacy TGC, Mr. Brata served in a variety of capacities at Fortune 500 and other publicly traded companies, and was a consultant with KPMG LLP and Coopers & Lybrand. Mr. Brata holds a B.S. degree in Accounting, an M.B.A. in finance, and is a Certified Public Accountant.	Executive Vice President, Chief Financial Officer and Treasurer

Christina W. Hagan, 59
Ms. Hagan was named Executive Vice President, Chief Accounting Officer and Secretary of the Company in connection with the closing of the Merger in February 2015. Ms. Hagan joined Legacy Dawson in 1988, and was elected Chief Financial Officer and Vice President in 1997 and Executive Vice President in January 2004. Prior thereto, Ms. Hagan served Legacy Dawson as Controller and Treasurer. Ms. Hagan is a Certified Public Accountant.

Executive Vice President, Chief Accounting Officer and Secretary

James W. Thomas, 60
Mr. Thomas was appointed as Executed Vice President and Chief Technology Officer of the Company in connection with the closing of the Merger in February 2015. Mr. Thomas joined Legacy Dawson in 2002 and was elected Vice President in April 2007 and Chief Technical Officer in January 2012. He has over twenty-five years of exploration experience in the energy industry with thirteen years of actual field experience with 2-D and 3-D production and research seismic crews. Mr. Thomas holds 4 patents in the field of seismic data acquisition and processing and has published his concepts and methods in geophysical literature. He is a member of the Society of Exploration Geophysicists, the Geophysical Society of OKC, the Tulsa Geophysical Society, Permian Basin Geophysical Society, and Sigma Pi Sigma (Physics Honor Society).

Executive Vice President and Chief Technology Officer

Name, Age, and Business Experience	Positions with Company

C. Ray Tobias, 57
Mr. Tobias was appointed as Executive Vice President and Chief Operating Officer of the Company in connection with the closing of the Merger in February 2015. Mr. Tobias supervises client relationships and survey cost quotations to clients. Mr. Tobias joined Legacy Dawson in 1990, and was elected Vice President in September 1997 and Executive Vice President and Director in January 2001. He has served on the Board of Directors of the International Association of Geophysical Contractors and is Past President of the Permian Basin Geophysical Society. Prior to joining Legacy Dawson, Mr. Tobias was employed by Geo-Search Corporation where he was an operations supervisor.

Executive Vice President and Chief Operating Officer

Daniel G. Winn, 64
Mr. Winn was named Senior Vice President in connection with the closing of the Merger in February 2015. Mr. Winn joined Legacy TGC in 1990, was elected Vice President in June 2004 and Executive Vice President in 2009. Prior to 2004, Mr. Winn served as Operations Manager and Operations Supervisor. Before joining TGC in 1990, Mr. Winn was an Operations Supervisor for Halliburton Geophysical.

Senior Vice President

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

"Independent" Directors

        Drs. Hoover and McInnes and Messrs. Barrett, Cooper, North and Vander Ploeg qualify as "independent" in accordance with the published listing requirements of The NASDAQ Stock Market ("NASDAQ"). Further, during 2014 and currently, each of the members of the Audit Committee, Compensation Committee and Nominating Committee, as applicable, qualified as "independent" in accordance with the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        In addition, during 2014 and currently, each of the members of the Audit Committee and Compensation Committee of our Board of Directors qualified as "independent" under special standards established by the Securities and Exchange Commission ("SEC") for members of such committees. The Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent" director. Mr. North is the independent director who has been determined to be the audit committee financial expert, based on the Board's qualitative assessment of Mr. North's level of knowledge, experience (as described above in his biographical statement) and formal education. The designation does not impose on Mr. North any duties, obligations or liabilities that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and Mr. North's designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Meetings and Committees of Directors

        Audit Committee.    The Audit Committee is a standing committee of the Board of Directors. The functions of the Audit Committee are to determine whether our management has established internal controls which are sound, adequate and working effectively; to ascertain whether our assets are verified and safeguarded; to review and approve external audits; to select, engage and supervise our independent public accountants; and to determine and approve the fees paid to the independent public accountants. During 2014, the members of the Audit Committee were Messrs. Flynn and Gardner, Ms. Hurtt and Dr. McInnes (chair). Upon the consummation of the Merger, Messrs. Barrett and North and Dr. Hoover were appointed to serve on the Audit Committee. Mr. North currently serves as the chairman of the Audit Committee.

        The Audit Committee operates under a written charter adopted by the Board of Directors that is annually reviewed and approved by the Audit Committee. The Board of Directors approved the Audit Committee Charter effective as of February 11, 2015 in connection with the Merger. The charter is posted on our website at http://www.dawson3d.com in the "Corporate Governance" area of the "Investor Relations" section.

        The Audit Committee Report for the fiscal year ended December 31, 2014 is included in this Proxy Statement on page 34.

        Compensation Committee.    The Compensation Committee is a standing committee of the Board of Directors. The primary function of the Compensation Committee is to determine that compensation for our officers is competitive and enables the Company to motivate and retain the talent needed to lead and grow our business. During 2014, the members of the Compensation Committee were Mr. Flynn, Ms. Hurtt and Dr. McInnes (chair). Upon the consummation of the Merger, Drs. Hoover and McInnes and Mr. Vander Ploeg were appointed to serve on the Compensation Committee. Dr. Hoover currently serves as the chairman of the Compensation Committee.

        The Compensation Committee operates under a written charter adopted by the Board of Directors that is annually reviewed and approved by the Compensation Committee. The Board of Directors approved the Compensation Committee Charter on February 25, 2015. The charter is posted on our website at http://www.dawson3d.com in the "Corporate Governance" area of the "Investor Relations" section.

        The Compensation Committee Report for the fiscal year ended December 31, 2014 is included in this Proxy Statement on page 24.

        Nominating Committee.    Prior to the Merger, the Company did not have a Nominating Committee, and nominations for directors were made by the Company's independent directors. In connection with the Merger, the Board of Directors established the Nominating Committee on February 11, 2015 as a standing committee of the Board of Directors, and it currently consists of Messrs. Cooper and Vander Ploeg and Dr. McInnes. Mr. Cooper currently serves as the chairman of the Nominating Committee. The Director nominees standing for election to our Board of Directors as set forth in this Proxy Statement were unanimously nominated by the full Board of Directors, including all members of the Nominating Committee. The primary function of the Nominating Committee is to determine the slate of Director nominees for election to our Board of Directors. The Nominating Committee considers candidates recommended by our shareholders, directors, officers and outside sources, and considers each nominee's personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member with the commitment to acting in the best interests of the Company and our shareholders. The Nominating Committee also gives consideration to having an appropriate mix and diversity of backgrounds, skills and professional experiences on our Board of Directors, the qualifications that the Committee believes must be met by prospective nominees, qualities or skills that the Committee believes are necessary for one or more of our directors to possess and standards for the overall structure and composition of our Board of Directors. The same criteria would be evaluated with respect to candidates recommended by shareholders. While the Nominating Committee may consider diversity among other factors when considering director nominees, it does not have any specific policy with regard to diversity in identifying director nominees.

        In accordance with our Bylaws, shareholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee must submit such nomination to our Secretary for receipt not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for the preceding Annual Meeting of Shareholders. Pursuant to our bylaws, the notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Director membership. A nomination that does not comply with the above procedure will be disregarded.

        The Nominating Committee operates under a written charter adopted by the Board of Directors. The Board of Directors approved the Nominating Committee Charter effective as of February 11, 2015 in connection with the Merger. The charter is posted on our website at http://www.dawson3d.com in the "Corporate Governance" area of the "Investor Relations" section.

        During 2014, the Legacy TGC Board of Directors held fourteen meetings, the Legacy TGC Audit Committee held four meetings and the Legacy TGC Compensation Committee held two meetings. Each of the Continuing Directors attended 75% or more of the total meetings of the Board of Directors and of the committees on which they served during 2014.

Board Leadership Structure

        Currently our Chairman of the Board of Directors is Mr. Stephen C. Jumper, the Company's President and Chief Executive Officer. The Board of Directors believes that the determination of whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate should be based on the composition, skills and experience of the Board of Directors and its members and governance efficiency. Based on these factors, the Board of Directors has determined that having Mr. Jumper serve as Chief Executive Officer and Chairman is in the best interest of the Company at this time, and that such arrangement makes the best use of Mr. Jumper's unique skills and experience with the Company and his long experience in the seismic industry to act as the representative of the Company.

        Following the Merger, the Board of Directors established the position of Lead Director, which will be appointed annually by the Board at such times as the Chairman of the Board is not an independent director. Since our Chairman is also a member of management, the Board of Directors has appointed Mr. Craig W. Cooper, a non-management director, as Lead Director. The responsibilities of the Lead Director include:

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  Approving Board meeting agendas and consulting with the Chairman on information provided to the Board of Directors;

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  Calling meetings of non-management directors and setting agendas for executive sessions;

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  Presiding at all Board meetings at which the Chairman and Executive Vice Chairman are not present, including executive sessions of the non-employee directors;

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  Overseeing Board and director evaluations;

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  Approving the retention of consultants who report directly to the Board of Directors;

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  Facilitating communication between the directors and the chief executive officer, and communicating the directors' perspectives and consensus view to the chief executive officer;

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  Assisting the board of directors and officers in assuring compliance with and implementation of our governance principles;

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  Ensuring that the Board of Directors is at least two-thirds independent and that key committees are independent; and

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  Performing such other functions as the independent directors may designate from time to time.

Board of Directors' Role in Risk Oversight

        The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company's business and to assess the mitigation of those risks. Our Board of Directors' leadership structure, including the Audit Committee's responsibility to oversee any significant financial risk exposures and our practice of a high degree of interaction between our directors and members of senior management facilitates, provides this oversight function. Management reports either to the Audit Committee or the full Board of Directors, depending on the type of risk involved, regarding the identified risks and the mitigation strategies planned or in place to address such risks.

DIRECTOR COMPENSATION

        For services performed in 2014, each non-employee director received fees of $67,000, consisting of $28,000 representing quarterly cash payments of $7,000, and stock options with a value of $39,000. In addition, each non-employee director received $1,650 for each Board meeting attended and $825 for each committee meeting attended, respectively. The Chairman of the Audit Committee received an additional $11,000. In addition, on October 1, 2014, the Board of Directors approved a one-time cash bonus payment to each director in the amount of $37,500. We also reimburse reasonable expenses incurred by our directors in attending meetings and other company business. None of the reimbursements for our non-employee directors exceeded the $10,000 threshold in 2014 and consequently are not included in the table below.

        Directors who are also full-time officers or employees of the Company receive no additional compensation for serving as directors. During 2014, Mr. Whitener was the only member of our Board of Directors who was also an executive officer of the Company. Mr. Whitener's compensation is set forth under "Compensation Discussion and Analysis" and "Executive Compensation," below.

        The table below summarizes the total compensation paid to or earned by each of our non-employee directors during the fiscal year ended December 31, 2014, including those non-employee directors who resigned in connection with the Merger.

Name (a)	Fees Earned or Paid In Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(2) (g)	Total ($) (h)

William J. Barrett	86,600	-	39,000	-	-	1,847	127,447
Edward L. Flynn	91,900	-	39,000	-	-	-	130,900
Herbert M. Gardner	87,775	-	39,000	-	-	3,166	129,941
Stephanie P. Hurtt	93,550	-	39,000	-	-	-	132,550
Allen T. McInnes	103,725	-	39,000	-	-	-	142,725
(1)
The amounts shown in this column represent the aggregate grant date fair values of stock options granted in 2014 computed in accordance with FASB ASC Topic 718. The amounts are calculated based on the number of stock options awarded multiplied by the calculated value of $3.12 per share as determined using the Binomial Lattice option pricing model. The assumptions made in the valuation of the share-based payments are contained in Note B of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2014 and adjusted for the 1-for-3 Reverse Stock Split effective February 11, 2015.

(2)
The amounts shown in this column represent the option exercise date fair values of stock options exercised in 2014 in excess of exercise price. The stock options were granted in 2009.

        As of December 31, 2014, the directors had stock options exercisable into the following number of shares of Common Stock: Dr. McInnes - 31,849 shares; Mr. Barrett - 31,849 shares; Mr. Flynn - 31,849 shares; Mr. Gardner - 31,849 shares and Ms. Hurtt - 31,849 shares as adjusted for the 1-for-3 Reverse Stock Split on February 11, 2015.

        Following the Merger, the Compensation Committee approved a director compensation program pursuant to which our non-employee directors will receive cash payments of $2,000 per month as well as $3,000 for each Board meeting attended. Each Audit Committee member also will receive a monthly stipend of $500, plus $500 for attendance at each Audit Committee meeting less than one half hour in duration or $1,000 for attendance at each Audit Committee meeting longer than one half hour in duration. In addition, the Lead Director and the Chairman of the Audit Committee will receive an additional stipend of $1,000 per month.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation

        The Compensation Committee has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to fairly compensate our employees in a manner consistent with market practices and reward them for achieving financial results that ultimately lead to sustained financial strength and long-term shareholder value.

        Pursuant to the rules of the Securities and Exchange Commission, the historical compensation information included in this Proxy Statement relates only to the executive officers of Legacy TGC during 2014, and not to any of our current executive officers who were previously executive officers of Legacy Dawson prior to the consummation of the Merger on February 11, 2015. Accordingly, in this compensation discussion and analysis, Wayne A. Whitener, James K. Brata and Daniel G. Winn, who were the only executive officers of Legacy TGC during 2014, are referred to as our named executive officers. In future reports relating to compensation following the Merger, the composition of our group of named executive officers will be different, and therefore the related compensation information may vary.

        The Legacy TGC Compensation Committee was responsible for the compensation of each of our named executive officers during 2014. References in this discussion to the "Compensation Committee" for periods prior to the Merger refer to the Compensation Committee of Legacy TGC and for periods after the Merger refer to our current Compensation Committee as of the consummation of the Merger.

Compensation Philosophy and Objectives

        The primary objectives of our compensation policy are to build long-term shareholder value and recognize the contributions each employee makes to the Company's success. In setting compensation levels, the Compensation Committee has established the following compensation philosophy and objectives for the Company's executive officers:

  •
  Align the interests of executives with those of the shareholders.  The Compensation Committee believes it is appropriate to tie a portion of executive compensation to the value of the Common Stock in order to more closely align the interests of executive officers with the interests of the shareholders. The Compensation Committee also believes that executives should have a meaningful ownership interest in the Company and has established and regularly reviews executive stock ownership.

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  Have a significant portion of compensation that is performance-based.  The Company expects superior performance. The Company's executive compensation programs are designed to reward executives based on performance. The Compensation Committee believes that compensation paid to executives should closely align their performance with the performance of the Company on both a short-term and long-term basis.

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  Provide competitive compensation.  The Company's executive compensation programs are designed to attract, retain, and motivate highly qualified executives critical to achieving the Company's strategic objectives and building shareholder value.

        The Compensation Committee reviews the Company's compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the Company's strategic goals, or other relevant factors. The Company's Chief Executive Officer, who is also a member of the Board of Directors, does not serve as a member of the Compensation Committee, but does participate in setting executive compensation other than his own. The Compensation Committee reviews the individual performance of each executive officer and the financial performance of the Company. The Compensation Committee also takes into account salary levels, bonus plans, stock incentive plans, and other compensation packages made available to executive officers of companies of similar size and nature.

        The Compensation Committee uses a variety of compensation elements to reach its compensation objectives, including base salary, short-term incentive compensation (e.g., bonus opportunity), and long term equity-based incentives, all of which are discussed in detail below. Specifically, the Compensation Committee believes that executive compensation should include the following three components:

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  Annual Base Salary.  The Company's objectives are to target annual base salary that is competitive, when taken in conjunction with the other compensatory elements, to attract and retain executives. Based upon the Compensation Committee's general knowledge of base salary ranges in our industry, we believe our base salaries are competitive.

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  Short-Term Incentive Compensation.  The Company uses annual cash bonuses to reward executives for the roles they play in the achievement of annual Company profitability. In addition, in future years, the Company intends to utilize a performance-based incentive plan, as described below.

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  Long-Term Equity-Based Incentives.  The Company utilizes stock-related plans including options and stock grants as long-term equity-based incentives to foster a long-term view of what is in the best interests of the Company and its shareholders by better aligning the interests of the executives with those of the shareholders.

        The Compensation Committee reviews and approves, on an annual basis, annual compensation for executive officers, which compensation consists of base salary and bonus (discussed below). The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation.

Elements of Compensation

  Annual Base Salary

        The Company pays its executive officers a base salary to remain competitive in the market. The base salaries are less performance-based than the short-term incentive compensation (e.g., annual cash bonuses) and long-term equity-based incentives. In connection with the Merger, the named executive officers' base salaries were increased as described below under "Employment Agreements—Post-Merger Employment Agreements."

  Short-Term Incentive Compensation

  Annual Cash Bonus Opportunity

        In order to provide incentives for future annual performance, the Company believes that a meaningful portion of certain executive officers' compensation should be in the form of a cash incentive bonus. Cash incentive bonus payments are discretionary and are based primarily on the executive officer's contribution to the Company's profitability over the applicable performance measurement periods. The Company believes that profitability is the most useful measure of management's effectiveness in creating value for the shareholders of the Company. The Company's policy is to set aside in a bonus pool a portion of its pre-tax profit as recommended by the Company's Chief Executive Officer and approved by the Board of Directors. No specific formula is used in making such bonus determinations to the individuals eligible to participate in the bonus pool, but senior management recommends to the Compensation Committee the allocation of the bonus pool based on each officer's contribution to the Company's profitability during the year. In measuring each officer's contribution to the Company's profitability, the Compensation Committee relies on personal qualitative factors (such as effective leadership and communication) rather than quantitative performance goals of the Company (such as specific revenue or earnings targets).

        Messrs. Whitener, Winn, and Brata were eligible for annual cash bonuses under the Company's bonus plan in 2014. In December 2014, the Compensation Committee determined to award cash bonuses to Messrs. Whitener, Winn and Brata of $175,000, $50,000 and $60,000, respectively. These bonuses were paid out of the bonus pool based on each named executive officer's contributions to the Company's 2014 profitability, as measured using the personal qualitative factors considered by the Compensation Committee. The bonus received by Mr. Whitener was determined by the Board of Directors (other than Mr. Whitener) based upon the results of the Company's operations for the preceding year. The bonuses received by Messrs. Winn and Brata were determined by the Board of Directors (including Mr. Whitener).

  Legacy Dawson 2014 Plan

        Following the consummation of the Merger, the Company assumed the sponsorship and maintenance of Legacy Dawson's 2014 Annual Incentive Plan (the "Legacy Dawson 2014 Plan"). Under the Legacy Dawson 2014 Plan, the payment of performance-based cash incentives related to a fiscal year's performance may be made to participating employees, including executive officers, based on the achievement of Company-wide targets related to EBITDA (the "Company goal") and the attainment of personal goals to be established for each participating employee ("personal goals"). Accordingly, the Legacy Dawson 2014 Plan is designed to align the efforts and results of individual employees with the Company's financial business objectives and rewards and recognizes participating employees when the Company and the participating employee perform at or above expected levels.

        The Compensation Committee has not yet determined the 2015 target incentive amounts for our executive officers. Further, actual incentive amounts paid to our executive officers may be more or less than the target incentive amounts based on the level of attainment of the Company goal and personal goals. Incentive amounts are first determined based upon the level of attainment of the Company goal. The incentive amount paid to a participating employee is then adjusted to reflect the attainment of personal goals by increasing or decreasing the incentive amount within a range of 25% to 125%.

  Long-Term Equity-Based Incentives

        The Company believes that in order to align the interests of the executive officers and its shareholders, such officers should own a meaningful amount of its Common Stock. In order to reach this objective and to retain its executives, the Company grants long-term equity-based awards to the executive officers under its 2006 Stock Awards Plan (the "Legacy TGC LTIP"). In addition, effective upon the Merger, the Company assumed the sponsorship and maintenance of the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan, which was amended and restated as of the effective time of the Merger (as amended, the "Legacy Dawson LTIP").

  Legacy TGC LTIP

        The Legacy TGC LTIP originally became effective on March 30, 2006 and was amended effective April 12, 2010. The Legacy TGC LTIP provides for the granting of stock options, Common Stock, and restricted stock, and authorizes the issuance of 1,000,000 shares of Common Stock as adjusted for the 1-for-3 Reverse Stock Split effective February 11, 2015. A maximum of 26,667 shares may be granted in any one year in the form of any award to any one participant, of which a maximum of (i) 16,667 shares may be granted to a participant in the form of stock options and (ii) 10,000 shares may be granted to a participant in the form of restricted stock. Employees (including any employee who is also a director or an officer), consultants, and non-employee directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or may be expected to contribute to the successful performance of the Company are eligible to participate in the Legacy TGC LTIP.

        Under the Legacy TGC LTIP, all awards vest upon a change in control. "Change in control" means any of the following, except as otherwise provided herein: (i) any consolidation, merger, or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities, or other property, other than a consolidation, merger, or share exchange of the Company in which the holders of the Company's

Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by the individuals (the "Continuing Directors") who (x) at the date of the Legacy TGC LTIP were directors or (y) become directors after the date of the Legacy TGC LTIP and whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of the Legacy TGC LTIP or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of an aggregate of 50% or more of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 50% of the voting power of the Company's outstanding voting securities on the date of the Legacy TGC LTIP; provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a change in control under the Legacy TGC LTIP if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7 of the Bankruptcy Code. The change of control definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the Legacy TGC LTIP is subject to Section 409A of the Internal Revenue Code.

        The "change in control" provisions in the Legacy TGC LTIP help prevent employees from being distracted by rumored or actual changes in control by providing:

  •
  incentives for executive officers to remain with the Company despite the uncertainties of a potential or actual change in control transaction; and

  •
  access to equity components after a change in control.

        The Legacy TGC LTIP provides for the vesting of stock options and restricted stock for all employees upon a "change in control" for the following reasons:

  •
  employees who remain after a change in control are treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control; and

  •
  since the Company would not exist in its present form after a change in control, employees should not have to have their return on such equity be dependent upon the new company's future success.

        The consummation of the strategic business combination with Legacy Dawson constituted a change in control of Legacy TGC under the Legacy TGC LTIP. Accordingly, all of unvested awards vested upon the consummation of the Merger on February 11, 2015.

        In addition, under the Legacy TGC LTIP, upon a participant's death or total and permanent disability, the portion of the participant's awards that would have vested had the participant remained employed through the vesting date immediately following the date of such death or total and permanent disability shall be immediately vested. "Total and permanent disability" means a participant is qualified for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence or if the participant is not eligible to participate in such plan or policy, that the participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder is unable to perform his or her duties of employment for a period of six continuous months, as determined in good faith by the committee of the Board of Directors administering the Legacy TGC LTIP, based upon medical reports or other evidence satisfactory to the committee. The disability definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the Legacy TGC LTIP is subject to Section 409A of the Internal Revenue Code.

        On August 7, 2012, the Company granted Messrs. Whitener, Winn and Brata 10,000, 4,375 and 4,375 shares of restricted Common Stock, respectively, of which 8,333, 1,458 and 1,458 shares, respectively, vested on January 1, 2013. On May 14, 2013, the Company paid a five percent stock dividend on its outstanding shares, including the unvested shares of restricted Common Stock. On January 1, 2014, 875, 1,531 and 1,531 shares of restricted Common Stock held by Messrs. Whitener, Winn and Brata, respectively, vested, and on January 1, 2015 the remaining 875, 1,531 and 1,531 shares, respectively, vested on January 1, 2015.

        On January 14, 2014, the Company granted Mr. Whitener 5,000 shares of Common Stock, which immediately vested. On July 31, 2014, the Company granted each of the named executive officers stock options with respect to 16,667 shares of our Common Stock. The option awards were to vest in one-third increments for each of the three years following the date of the grant; however, as described above, due to the change in control of Legacy TGC that occurred in connection with the consummation of the strategic business combination with Legacy Dawson, all of these options vested upon the consummation of the Merger on February 11, 2015.

  Legacy Dawson LTIP

        Pursuant to the Merger Agreement, the Company assumed the sponsorship and maintenance of (i) the Legacy Dawson LTIP including all of the rights, obligations, responsibilities and liabilities thereunder and (ii) the Rollover Awards (as defined in the Merger Agreement) granted thereunder. Under the terms of the Merger Agreement, the following actions with respect to the Rollover Awards took place at the effective time of the Merger: (i) each outstanding stock option (to the extent unvested) became vested and fully exercisable, and to the extent unexercised, each such stock option was assumed by the Company and converted into stock options to purchase shares of our Common Stock on substantially the same terms as those in effect immediately prior to the effective time of the Merger, except that the number of shares of our Common Stock issuable and the exercise price were adjusted by the exchange ratio in the Merger and (ii) outstanding shares of restricted stock and restricted stock unit awards that had not vested as of the effective time of the Merger were assumed by the Company and will continue pursuant to their terms; provided that our Common Stock, as adjusted by the exchange ratio in the Merger, will replace the Legacy Dawson common stock subject to such awards.

        The Legacy Dawson LTIP provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, cash awards, performance awards and other awards, which may be granted singly, in combination or in tandem, and which may be awarded to our officers, directors, employees and consultants. Stock option grant prices awarded under the Legacy Dawson LTIP may not be less than the fair market value of our Common Stock subject to such option on the grant date, and the term of stock options may extend no more than ten years after the grant date. Our Compensation Committee selects the employees and consultants to whom the awards will be granted and determines the number and type of awards to be granted to such individuals. Our Board of Directors selects the non-employee directors eligible to whom awards will be granted and determines the number and type of award to be granted to such individuals. All of our employees, non-employee directors and consultants, other than those who were employed by, or otherwise in the service of, Legacy TGC immediately prior to the Merger, are eligible to receive awards under the Legacy Dawson LTIP.

        In the event of a "change of control" and except as otherwise provided in an award agreement, all awards granted under the Legacy Dawson LTIP immediately vest and become fully exercisable and any restrictions applicable to the award lapse. All stock options and stock appreciation rights will remain exercisable until (i) the expiration of the term of the award or, (ii) if the participant should die before the expiration of the term of the award, until the earlier of: (w) the expiration of the term of the award or (x) two years following the date of the participant's death. The Legacy Dawson LTIP form stock option and restricted stock agreements define a "change of control" as occurring when (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power of the Company's then outstanding securities; (ii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election unless a majority of the new members of the Board were recommended or approved by majority vote of members of the Board of Directors immediately prior to such shareholders' meeting; (y) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or (z) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person. The change of control definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the Legacy Dawson LTIP is subject to Section 409A of the Internal Revenue Code.

        In addition our form stock option, restricted stock and restricted stock unit agreements also provide for accelerated vesting upon death or termination of a participant's employment due to disability or if a participant's employment is terminated by the Company for reasons other than cause. Stock options which are accelerated under this provision may be exercised in whole or in part until their expiration pursuant to the terms of the stock option agreement or the Legacy Dawson LTIP.

        At the effective time of the Merger, 828,106 shares of our Common Stock were available for issuance under the Legacy Dawson Stock Plan, of which 361,511 underlied Rollover Awards. The Legacy Dawson LTIP will terminate on January 29, 2017. No award may be made under the Legacy Dawson LTIP after its expiration date, but awards made prior thereto may extend beyond that date.

  Perquisites

        The Company provides limited perquisites to executive officers, including the named executive officers, in order to facilitate the successful achievement of their and the Company's performance. These perquisites include car allowances and insurance premiums. In addition, the Company's President and Chief Executive Officer receives additional perquisites related to certain club memberships and tax preparation services.

  Retirement, Medical and Other Welfare Benefits

        The Company's executives, along with all other employees, are eligible to participate in medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, 401(k), and any other employee benefit made available to employees.

  Role of Shareholder Say-on-Pay Votes

        In June 2014, the Company held a shareholder advisory vote on the compensation of its named executive officers as described in the 2014 Proxy Statement, commonly referred to as a say-on-pay vote. The shareholders approved the named executive officers' compensation, with approximately 61% of the shares present in person or represented by proxy and entitled to vote at the annual meeting voting in favor of the 2013 say-on-pay resolution. As the Company evaluated its compensation practices and talent needs throughout 2014, it was mindful of the support shareholders expressed for its pay for performance compensation philosophy. As a result, following its annual review of executive compensation, the Compensation Committee decided to maintain a consistent approach to executive compensation with a greater emphasis on long-term incentive compensation that rewards senior executives for delivering value for shareholders. In addition, the Compensation Committee considered ways to strengthen the pay for performance culture at the Company. In determining how often to hold a shareholder advisory vote on executive compensation, the Board of Directors took into account the strong preference for an annual vote.

Employment Agreements

  Mr. Whitener's Prior Employment Agreement

        On April 13, 2012, the Company entered into an employment agreement (the "Prior Employment Agreement") with Mr. Whitener that provided for the payment of certain compensation if Mr. Whitener's employment with the Company was terminated under one of the circumstances described in the agreement other than for "cause," for "good reason," or following a "change in control" of the Company. The Company considered the compensation that would be payable under the Prior Employment Agreement upon termination in such cases to be appropriate in light of the industry in which it is engaged and the uncertain length of time necessary to find new employment, including the assurance of severance and benefits for Mr. Whitener upon termination. The level of payments and benefits that were provided under Mr. Whitener's Prior Employment Agreement were also considered appropriate. These benefits are recognized as part of the total compensation package and were reviewed periodically, but were not specifically considered by the Compensation Committee when making changes in base salary, annual incentive compensation, or long-term incentive compensation. Mr. Whitener entered into a new employment agreement with the Company on October 8, 2014, as described below, which replaced Mr. Whitener's Prior Employment Agreement upon effectiveness of the Merger.

  Post-Merger Employment Agreements

        In connection with the execution of the Merger Agreement, on October 8, 2014, the Company entered into employment agreements (each, an "Employment Agreement" and collectively, the "Employment Agreements") with the each of our current executive officers, including the named executive officers, that set forth the terms and conditions of each executive's employment after the closing of the Merger. Each Employment Agreement became effective on February 11, 2015 upon the consummation of the Merger and will remain in effect for a term of three years thereafter, which automatically extends for one additional calendar year on each anniversary of the effective date of the Employment Agreement (unless either the Company or the applicable executive provides written notice of the intent to not extend the Employment Agreement). As a result of this automatic extension, the term of each Employment Agreement is a rolling three-year period, renewed on each anniversary of the effective date of such

Employment Agreement. The annual base salary of each of our executive officers pursuant to his or her respective Employment Agreement is set forth below:

Name:	Base Salary:
Stephen C. Jumper	$462,000
Wayne A. Whitener	$350,000
C. Ray Tobias	$315,000
James K. Brata	$250,000
Christina W. Hagan	$250,000
Daniel G. Winn	$235,000
James W. Thomas	$230,000

        Each executive officer is also entitled to a bonus in the discretion of our Board of Directors.

        Each Employment Agreement provides that if the executive officer's employment is terminated, he or she will receive any accrued and unpaid base salary as of the effective date of his or her termination and any employment benefits that have fully accrued and vested but have not been paid, in each case, as of the effective date of the termination of his or her employment and otherwise in accordance with applicable law. Further, if, during the term of the Employment Agreement, the executive officer's employment is terminated by the Company without "cause" or by the Executive for "good reason": (i) the executive will receive severance payments in an amount equal to the continuation of the executive's then-current base salary for the remainder of the term of the Employment Agreement, payable in equal bi-weekly payments in accordance with the Company's payroll practices, (ii) all award agreements in effect between the Company and the executive under any equity compensation plan maintained by the Company will become automatically fully vested and exercisable, (iii) the executive will be entitled to a lump sum payment equal to the cost to the executive under COBRA to extend his or her then-current group health plan benefits for 18 months following the date of termination, (iv) the executive will be entitled to a lump sum payment equal to the prorated amount of the bonus, if any, the executive was eligible to earn pursuant to the Company's annual incentive plan or similar arrangement, during the calendar year or fiscal year, as applicable, of his or her termination and (v) if the Company was providing the executive with an automobile, the executive may, for ten dollars ($10) of consideration paid to the Company, cause the Company to (x) transfer the title of such automobile to the executive, if such automobile is owned by the Company, or (y) assign the executive the Company's right, title and interest in such automobile's lease, if such automobile is leased by the Company. Each Employment Agreement also provides the executive with additional benefits if the Executive is terminated without Cause or the executive terminates his or her employment for Good Reason within the twelve month period immediately following a "change of control."

        In addition, the Employment Agreements contain customary provisions relating to confidentiality, non-solicitation, non-competition and non-disparagement.

COMPENSATION COMMITTEE REPORT

        To the Shareholders of Dawson Geophysical Company:

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended December 31, 2014.

April 28, 2015	Submitted by the Compensation Committee of the Board of Directors
Gary M. Hoover, Ph.D. (Chairman) Allen T. McInnes, Ph.D. Mark A. Vander Ploeg

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, on an accrual basis, all cash and cash equivalent remuneration paid to our named executive officers for services to the Company during the fiscal years ended December 31, 2014, 2013 and 2012:

Name and Principal Position (a)	Year (b)	Base Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(2) (f)	All Other Compensation ($)(3) (i)	Total ($)(4) (j)

Wayne A. Whitener	2014	350,000	175,000	100,200	59,500	15,907	700,607
President and CEO(5)	2013	350,000	200,000	242,400	-	16,253	808,653
	2012	340,385	250,000	180,900	-	13,903	785,188
Daniel G. Winn	2014	208,000	50,000	-	59,500	11,023	328,523
Executive Vice President(6)	2013	208,000	50,000	-	-	11,266	269,266
	2012	200,000	100,000	79,144	-	10,993	390,137
James K. Brata	2014	199,956	60,000	-	59,500	10,009	329,465
Vice President, CFO, Secretary	2013	199,956	50,000	-	-	9,838	259,794
and Treasurer(7)	2012	191,298	100,000	79,144	-	7,604	378,046
(1)
The amount shown in this column represents the aggregate grant date fair values of stock awards computed in accordance with FASB ASC Topic 718.

(2)
The amount shown in this column represents the aggregate grant date fair values of option awards computed in accordance with FASB ASC Topic 718 using the Binomial Lattice option pricing model. The assumptions made in the valuation of the share-based payments are contained in Note B of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2014 and adjusted for the 1-for-3 Reverse Stock Split effective February 11, 2015. The actual value, if any, that an executive officer may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive officer will correspond to the amount shown.

(3)
Includes (in addition to certain perquisites and personal benefits) the Company's matching contribution to its Section 401(k) Retirement Plan.

(4)
Includes colums (c), (d), (e), (f) and (i).

(5)
Mr. Whitener served as President and Chief Executive Officer until the Merger with Legacy Dawson. Upon the consummation of the Merger, Mr. Whitener was appointed Executive Vice Chairman of the Company.

(6)
Mr. Winn served as Executive Vice President until the Merger with Legacy Dawson. Upon the consummation of the Merger, Mr. Winn was appointed Vice President of the Company.

(7)
Mr. Brata served as Vice President, Chief Financial Officer, Secretary and Treasurer until the Merger with Legacy Dawson. Upon the consummation of the Merger, Mr. Brata was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company.

 All Other Compensation

        The following table describes each component of column (i) of the Summary Compensation Table.

	Year	Car Allowance ($)	Insurance Premium ($)	401(k) Match ($)	Club Membership ($)	Tax Prep ($)	Total ($)

Wayne A. Whitener	2014	3,103	466	10,400	1,213	725	15,907
	2013	3,512	792	10,200	1,054	695	16,253
	2012	3,912	792	7,500	1,004	695	13,903
Daniel G. Winn	2014	4,277	466	6,280	-	-	11,023
	2013	4,013	792	6,461	-	-	11,266
	2012	4,079	792	6,122	-	-	10,993
James K. Brata	2014	2,436	190	7,383	-	-	10,009
	2013	1,557	516	7,765	-	-	9,838
	2012	1,324	516	5,764	-	-	7,604

Outstanding Equity Awards At Fiscal Year End

        The following table provides information about the holdings of stock options and restricted stock by our named executive officers at December 31, 2014:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Unearned Shares or Units of Stock That Have Not Vested (#) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (#)

Wayne A. Whitener	-	16,667	11.79	7/30/2019	875	5,670	-	-
Daniel G. Winn	-	16,667	11.79	7/30/2019	1,531	9,921	-	-
James K. Brata	-	16,667	11.79	7/30/2019	1,531	9,921	-	-
(1)
All shares and exercise prices shown for named individuals vested and are adjusted for the 1-for-3 Reverse Stock Split on February 11, 2015.

(2)
The market value of the Common Stock is based on the closing price of the Common Stock on December 31, 2014 of $6.48 per share as adjusted for the 1-for-3 Reverse Stock Split on February 11, 2015.

Options Exercised and Stock Vested

        The following table sets forth certain information regarding the value realized upon the exercise of stock options by, and the vesting of restricted stock held by, our named executive officers during the fiscal year ended December 31, 2014:

		Stock Options		Stock Awards
Name	Date of Stock Vesting or Date of Stock Option Exercise	Number of Options Exercised (#)	Market Value of Options Exercised on Date of Exercise ($)	Number of Shares or Units of Stock That Vested (#)(1)	Market Value of Shares or Units of Stock That Vested on Date of Vesting ($)

Wayne A. Whitener	1/2/2014	-	-	875	18,175
	1/14/2014	-	-	5,000	100,200
Daniel G. Winn	1/2/2014	-	-	1,531	31,806
James K. Brata	1/2/2014	-	-	1,531	31,806
(1)
On January 1, 2015 all shares shown for named individuals vested and are adjusted for the 1-for-3 Reverse Stock Split on February 11, 2015.

Grants of Plan-Based Awards

        The following table presents grants of equity awards to our named executive officers under the Legacy TGC LTIP during the fiscal year ended December 31, 2014:

	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)(1)	All Other Option Awards Number of Shares of Stock Underlying Options (#)(1)	Exercise Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Wayne A. Whitener	1/14/2014	5,000	-	-	100,200
	7/31/2014	-	16,667	11.79	59,500
Daniel G. Winn	7/31/2014	-	16,667	11.79	59,500
James K. Brata	7/31/2014	-	16,667	11.79	59,500
(1)
Restated for the 1-for-3 Reverse Stock Split on February 11, 2015.

(2)
The amount shown in this column represents the aggregate grant date fair values of stock awards and option awards computed in accordance with FASB ASC Topic 718.

Pension Benefits

        Our only retirement plan for our employees, including our named executive officers, is our 401(k) plan. We do not have a defined benefit pension plan in which our named executive officers are eligible to participate.

Non-Qualified Deferred Compensation

        We do not have a non-qualified deferred compensation plan.

 Potential Payments Upon a Change of Control or Termination

        As described above, the Company entered into the Prior Employment Agreement with Mr. Whitener on April 13, 2012. Pursuant to the Prior Employment Agreement, upon termination of Mr. Whitener by the Company other than for "cause," or if Mr. Whitener terminated the Prior Employment Agreement for "good reason," Mr. Whitener would receive the remaining portion of his base salary through February 28, 2015 in a lump sum, plus his proportionate share of the performance bonus. In addition, Mr. Whitener would receive payments related to his Company automobile and key employee deferred compensation benefits. Pursuant to the Prior Employment Agreement, if Mr. Whitener is terminated by the Company for "cause," or if he terminates his employment for other than "good reason," Mr. Whitener will not receive any future payments under the Prior Employment Agreement other than any amounts accrued to him as of the date of termination. In the event of a "change in control" of the Company that results in the termination of Mr. Whitener's employment by the Company without "cause" or by Mr. Whitener for "good reason" within ninety days of the change in control, Mr. Whitener would be entitled receive a lump sum payment equal to 2.99 times his then present annual base salary.

        Further, pursuant to the Legacy TGC LTIP, upon a change in control, all unvested awards shall vest. The Legacy TGC LTIP provides for vesting of a participant's awards upon a change in control, the participant's death or the participant's total and permanent disability. If any of such events had occurred as of December 31, 2014, restricted stock granted to Messrs. Whitener, Winn and Brata would have vested having a market value of $5,670, $9,921 and $9,921, respectively.

        To describe the payments and benefits that are triggered for each event of termination, we have created the following table estimating the payments and benefits that would be paid to Mr. Whitener under each element of our compensation program assuming that Mr. Whitener's Prior Employment Agreement terminated and/or there was a change in control on December 31, 2014, the last day of our 2014 fiscal year. In all cases, the amounts were valued as of December 31, 2014, based upon, where applicable, an estimated fair value of our Common Stock of $6.48 per share. The amounts in the following table are calculated as of December 31, 2014 pursuant to Securities and Exchange Commission rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Wayne A Whitener Executive Benefits and Payments Upon Termination	Termination Without Cause/With Good Reason		CIC Termination		CIC Without Termination		Disability		Death
Compensation:
Base Salary	$350,000		$1,046,500		$350,000
Performance Bonus	-		175,000	(1)
Vesting Equity	5,670	(2)	5,670	(2)	5,670	(2)	$5,670	(2)	$5,670	(2)
Benefits and Perquisites:
Company Automobile	12,040	(3)

	$367,710		$1,227,170		$355,670		$5,670		$5,670

(1)
Any year-end bonus to Mr. Whitener is determined at the discretion of the Company's Board of Directors.

(2)
Represents the vesting of 875 shares of restricted stock which would accelerate upon a change in control or in the event of the death or disability of Mr. Whitener. All share amounts have been adjusted for the 1-for-3 Reverse Stock Split effective February 11, 2015.

(3)
This automobile is leased by the Company and made available to Mr. Whitener. In the event of the termination of Mr. Whitener's employment for any reason other than cause, Mr. Whitener will be able to receive assignment of the lease by paying $10 cash. The above number represents the excess of the current fair market value of this vehicle over the liability under the lease (less the $10 payment).

        The consummation of the strategic business combination with Legacy Dawson constituted a change in control of Legacy TGC under Mr. Whitener's Prior Employment Agreement and the Legacy TGC LTIP. Accordingly, all of the unvested awards held by the named executive officers vested upon the consummation of the Merger on February 11, 2015. However, Mr. Whitener agreed to waive the payments, if any, owed to him under the Prior Employment Agreement in connection with the Merger pursuant to the new Employment Agreement that he entered into on October 8, 2014.

COMPENSATION POLICIES AND PRACTICES AND RISK MITIGATION

        The Compensation Committee periodically reviews the Company's compensation policies and practices to ensure that they do not encourage excessive risk-taking. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 31, 2014, our Compensation Committee was composed of Mr. Flynn, Ms. Hurtt and Dr. McInnes. Messrs. Gardner and Whitener also serve as directors of Supreme Industries, Inc. ("Supreme"). Dr. McInnes and Messrs. Barrett, Gardner, Flynn, and Whitener also serve as directors of Chase Packaging Corporation ("Chase"). Mr. Barrett serves as Executive Vice President (Long Range and Strategic Planning), Assistant Treasurer and Secretary of Supreme. Dr. McInnes serves as President and Treasurer of Chase, Mr. Gardner serves as Vice President of Chase, and Mr. Barrett serves as Secretary of Chase.

TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

        On January 18, 2008, Legacy TGC borrowed $2,602,075 from Rumson-Fair Haven Bank & Trust, which was later acquired by 1st Constitution Bank (the "Bank"). Additionally, on June 5, 2012, Legacy TGC borrowed $7,500,000 from several lenders in a syndicated transaction, $2,500,000 of which was loaned by the Bank. Messrs. Barrett and Gardner, who served as directors of Legacy TGC, also served as directors of the Bank. Mr. Barrett's term as Chairman of the Board and director of the Bank ended in June 2012 and Mr. Gardner's term as a director of the Bank ended in May 2013. In addition, Mr. Barrett owns approximately 13% of the equity of the Bank, and Mr. Gardner owns approximately 1.5% - 2% of the equity of the Bank, prior to its acquisition by 1st Constitution Bank on February 7, 2014. During 2013, Legacy TGC paid $243,327 in interest and $2,437,920 in principal on the loan which bears interest at 4.60%. The Board of Directors of Legacy TGC, in approving the loan with the Bank, believed that the terms of the loan are the same as would have resulted from arms-length negotiations with an unrelated third party.

Indemnification Agreements

        We have entered into indemnification agreements (each, individually, an "Indemnification Agreement," and collectively, the "Indemnification Agreements") with each of our current directors and executive officers (each, individually, an "Indemnitee," and collectively, the "Indemnitees"). Pursuant to the Indemnification Agreements, we agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any Proceeding (as defined in the Indemnification Agreements) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee's service as, or actions taken while (i) a director or officer of the Company or (ii) at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Following a request by an Indemnitee, we are required to advance (within five days of receipt of such request) to such Indemnitee any and all expenses relating to the Indemnitee's defense of such Proceeding, subject to the Indemnitee's compliance with certain provisions of the Texas Business Organizations Code ("TBOC").

        Our obligation to provide indemnification under the Indemnification Agreements is subject to a determination in accordance with Section 8.103(a)(1) or (2) of the TBOC.

        Any costs and expenses that an Indemnitee is entitled to under the Indemnification Agreements will not be exclusive to any other rights to which the Indemnitee may currently or in the future be entitled under any provision of applicable law, our amended and restated certificate of formation, our amended and restated bylaws or otherwise. We are not required to indemnify an Indemnitee to the extent such indemnification conflicts with Texas law.

        Each of the Indemnification Agreements will continue until the earlier of (i) the sixth (6th) anniversary after the Indemnitee has ceased to occupy the position or have the relationships described in the Indemnification Agreement that qualifies the Indemnitee for indemnification or (ii) the final termination of all Proceedings with respect to the Indemnitee commenced in such six (6) year period.

Conflicts of Interest

        Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

        Our code of business conduct and ethics provides that directors, officers, and employees must avoid situations that involve, or could appear to involve, "conflicts of interest" with regard to the Company's interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

        A "conflict of interest" exists when a person's private interest interferes in any way with the interests of the Company. Conflicts of interest generally interfere with the person's effective and objective performance of his or her duties or responsibilities to the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

  •
  a director, officer or employee or members of their immediate family, receive improper personal benefits because of their position with the Company;

  •
  the Company gives loans, or guarantees obligations of directors, officers, employees or their immediate family members; or

  •
  the director, officer, employee or their immediate family members use Company property or confidential information for personal use.

        Our Audit Committee also has the responsibility, according to its charter, to review, assess and approve or disapprove conflicts of interest and related-party transactions.

        Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report.

        In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information regarding securities authorized for issuance under the Legacy TGC LTIP as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)(1)	Weighted-Average Exercise Price of Outstanding Options ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)

Equity compensation plans approved by security holders	133,506	14.28	412,254
Equity compensation plans not approved by security holders	-	-	-

Total	133,506	14.28	412,254
(1)
All shares shown are adjusted for the 1-for-3 Reverse Stock Split on February 11, 2015.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of April 24, 2015 by beneficial owners of more than five percent of our Common Stock, each of our Directors and executive officers individually and all executive officers and Directors as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(1)
SECURITY OWNERSHIP OF 5% HOLDERS
Paradigm Capital Management	1,389,910	(2)	6.45%
Dimensional Fund Advisors LP	1,099,336	(3)	5.10%
SECURITY OWNERSHIP OF MANAGEMENT
William J. Barrett	726,182	(4)(5)	3.37%
Allen T. McInnes	372,946	(4)	1.73%
Stephen C. Jumper	114,531	(4)	*
Christina W. Hagan	112,451	(4)	*
C. Ray Tobias	60,775	(4)	*
Daniel G. Winn	43,866		*
James K. Brata	31,885		*
James W. Thomas	31,504	(4)	*
Craig W. Cooper	29,305		*
Gary M. Hoover	25,210		*
Wayne A. Whitener	23,417		*
Ted R. North	18,170		*
Mark A. Vander Ploeg	11,124		*
All directors and executive officers as a group (13 persons)	1,601,366		7.40%

*
Indicates less than 1% of the outstanding shares of Common Stock.

(1)
As of April 24, 2015, there were 21,543,681 shares of Common Stock outstanding. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2)
As reported on Schedule 13G and Schedule 13G/A, each filed with the SEC on February 12, 2015, and adjusted for the exchange ratio of our Common Stock received in the Merger and the 1-for-3 Reverse Stock Split, as applicable. The filing person's address is 9 Elk Street, Albany, NY 12207.

(3)
As reported on Schedule 13G/A filed with the SEC on February 5, 2015 and adjusted for the exchange ratio of our Common Stock received in the Merger. The filing person's address is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)
Includes shares subject to options exercisable within 60 days of the record date as follows: Mr. Barrett—31,849 shares; Dr. McInnes—31,849 shares; Mr. Jumper—15,000 shares; Ms. Hagan—10,000 shares; Mr. Tobias—10,000 shares; Mr. Thomas—5,000 shares.

(5)
Includes 59,249 shares of common stock owned by William J. Barrett's wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected Ernst & Young LLP ("EY") for appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2015, subject to ratification by the shareholders. Representatives of EY are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so. Our Board of Directors unanimously recommends that you vote FOR the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2015.

        Lane Gorman Trubitt, PLLC ("Lane Gorman") served as Legacy TGC's independent registered public accountants during the three fiscal years ended December 31, 2012, 2013 and 2014. In addition, prior to the Merger, EY served as the independent registered accounting firm for Legacy Dawson.

        As previously reported, in light of the fact that Legacy Dawson's historical financial statements will be treated as the historical financial statements of the Company for periods ending after February 11, 2015, on March 18, 2015, the Audit Committee approved the engagement of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2015. This appointment constituted the dismissal of Lane Gorman as Legacy TGC's independent registered public accounting firm. Representatives of Lane Gorman are not expected to be present at the Annual Meeting.

        During the fiscal years ended December 31, 2014 and 2013, and through March 18, 2015, Legacy TGC did not consult with EY regarding (i) the application of accounting principles to any proposed transaction or the rendering of any audit opinion on Legacy TGC's consolidated financial statements, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event," as those terms are defined in Item 304(a)(1) of Regulation S-K.

        The audit report of Lane Gorman for the past two years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During Legacy TGC's two most recent fiscal years ended December 31, 2014 and 2013 and through March 18, 2015, there were (i) no "disagreements," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K between Legacy TGC and Lane Gorman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Lane Gorman, would have caused Lane Gorman to make reference thereto in its reports for such years, and (ii) no "reportable events," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        We provided Lane Gorman with a copy of our current report on Form 8-K, filed March 23, 2015, prior to its filing with the SEC, and Lane Gorman furnished the Company with a letter addressed to the SEC stating that it agreed with the report. A copy of such letter is attached as Exhibit 16.1 to such report on Form 8-K.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table presents the aggregate fees billed by the independent registered accounting firm, Lane Gorman, for professional services rendered for the audits of our annual financial statements and audit-related fees, tax fees, and all other fees for the fiscal years ended December 31, 2014 and 2013, as compiled on an invoice-date basis:

	2014	2013
Audit fees(1)	$170,330	$162,512
Audit-related fees(2)	11,850	11,500
Tax fees(3)	103,645	90,235
All other fees(4)	48,720	—

Total fees	$334,545	$264,247

(1)
Audit fees for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal years ended December 31, 2014 and 2013, and the reviews of the financial statements included in the Company's quarterly reports.

(2)
Audit-related fees are fees for benefit plan audits and various other assurance services.

(3)
Tax fees consist of fees for professional services rendered to the Company for tax compliance.

(4)
Other fees consist of fees for due diligence and other work associated with the Merger and evaluation expenses related to other proposed transactions during 2014.

        The Audit Committee's policy on pre-approval of fees and other compensation paid to the independent registered accounting firm requires the Audit Committee to approve all services and fees of the principal independent accountant prior to commencement of any services. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent registered accounting firm during the fiscal years ended December 31, 2014 and 2013. All of the work performed in auditing our financial statements for the last two fiscal years by the principal independent accountants, Lane Gorman, has been performed by their full-time, permanent employees.

        The Audit Committee has advised the Company that it has determined that the non-audit services rendered by Lane Gorman during the year ended December 31, 2014 were compatible with maintaining the independence of such accountants.

AUDIT COMMITTEE REPORT

        To the Shareholders of Dawson Geophysical Company:

        It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's financial statements. In keeping with this goal, the Board of Directors adopted a written charter for the Audit Committee, which is posted on the Company's website at http://www.dawson3d.com in the "Corporate Governance" area of the "Investor Relations" section. The Audit Committee is satisfied with the adequacy of the charter. The Legacy TGC Audit Committee met four times during 2014. None of the current members of the Audit Committee following the Merger was a member of the Legacy TGC Audit Committee and therefore, with respect to historical matters prior to the Merger referenced in this Audit Committee Report, the current Audit Committee has relied on the minutes of each of the quarterly meetings of the Audit Committee and discussions with Mr. Brata, the Company's Chief Financial Officer. The members of the Audit Committee are independent directors.

        The Audit Committee reviews management's overview of the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company's auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company's financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

  •
  integrity of the Company's financial statements;

  •
  compliance by the Company with standards of business ethics and legal and regulatory requirements;

  •
  qualifications and independence of the Company's independent auditors; and

  •
  performance of the Company's independent auditors.

        The audit committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles with management and the independent accountants. The Audit Committee (i) reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2014 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as currently in effect; and (iii) received the written disclosures and the letter from the Company's independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence and discussed with the Company's independent auditors the independent auditors' independence.

        Audit and audit-related fees billed to the Company by Lane Gorman Trubitt, PLLC during the Company's 2014 fiscal year for the audit of the Company's annual financial statements, the review of those financial statements included in the Company's quarterly reports of Form 10-Q and the audit of our internal controls over financial reporting totaled approximately $170,330.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for the fiscal year ended December 31, 2014 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Submitted by the Audit Committee of the Board of Directors
Ted R. North (Chairman) William J. Barrett Gary M. Hoover, Ph.D.
April 27, 2015

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        This advisory vote on executive compensation, referred to as the "say-on-pay" vote, gives shareholders the opportunity to express their views on our named executive officers' compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Shareholders may vote for or against the approval of the Company's executive compensation, or they may abstain from voting on this proposal.

        As described in detail in our Compensation Discussion and Analysis beginning on page 16, the primary objectives in designing our executive compensation program are to attract, retain and motivate the talent needed to lead and grow the Company, reward successful performance and more closely align executives' interests with those of the Company and its shareholders. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and long-term shareholder value.

        We encourage you to review the compensation tables and the narrative disclosures on compensation in this proxy statement. In addition, we encourage you to read the section above entitled "Compensation Discussion and Analysis," which discusses in detail how our executive compensation program implements our compensation philosophy. The Compensation Committee and the Board of Directors believe that our executive compensation program is effective in implementing our compensation philosophy and in achieving its goals.

        The Company requests shareholder approval of the compensation of the Company's named executive officers as disclosed pursuant to the SEC's compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote "FOR" the following non-binding resolution at the Annual Meeting:

    "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement of the Company for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        While your vote on this proposal is advisory and will not be binding on the Company, the Board of Directors or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

Our Board of Directors unanimously recommends that you vote FOR the resolution, on an advisory basis, approving the executive compensation of the named executive officers.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during the fiscal year ended December 31, 2014, all of Legacy TGC's directors, officers and beneficial owners of more than 10% of Common Stock complied with all applicable Section 16(a) filing requirements.

 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        The next Annual Meeting of the Company's shareholders is expected to be held on June 7, 2016. Shareholders may submit proposals appropriate for shareholder action at the next Annual Meeting consistent with the regulations of the Securities and Exchange Commission. If a shareholder desires to have such proposal included in the Proxy Statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, Attention: Ms. Christina W. Hagan, Secretary, no later than January 2, 2016.

        In addition, our Bylaws establish advance notice procedures with regard to certain matters, including shareholder proposals not included in our Proxy Statement, to be brought before an Annual Meeting. In general, our corporate secretary must receive notice of any such proposal not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for the preceding Annual Meeting (in the case of the next Annual Meeting, not before February 1, 2016 and not later than March 2, 2016) at the address of our principal executive offices shown above. Such notice must include the information specified in our Bylaws.

HOUSEHOLDING

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

        As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2014 Annual Report and this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.

OTHER MATTERS

        We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all shareholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors or an individual member or members of the Board of Directors, a shareholder may mail a written communication to: Dawson Geophysical Company, Attention: Secretary, 508 West Wall, Suite 800, Midland, Texas 79701. All communications received in the mail will be opened by our Secretary, Christina W. Hagan, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of shareholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting of Shareholders, although we have no formal policy requiring attendance. All of the Continuing Directors attended Legacy TGC's 2014 Annual Meeting.

        On March 16, 2015, we filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Annual Report on Form 10-K has been provided concurrently with this Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

        Shareholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC's website at www.sec.gov, (2) from our website at www.dawson3d.com, or (3) by writing to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684-3000. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY

        You can learn more about the Company and our operations by visiting our website at www.dawson3d.com. Among other information we have provided there, you will find:

  •
  The charters of each of our standing committees of the Board of Directors;

  •
  Our code of business conduct and ethics;

  •
  Information concerning our business, recent news releases and filings with the SEC; and

  •
  Information concerning our Board of Directors and shareholder relations.

        For additional information about the Company, please refer to our 2014 Annual Report, which is being mailed with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Christina W. Hagan, Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000247310_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 William J. Barrett 02 Craig W. Cooper 03 Gary M. Hoover, Ph.D. 04 Stephen C. Jumper 05 Allen T. McInnes, Ph.D. 06 Ted R. North 07 Mark A. Vander Ploeg 08 Wayne A. Whitener DAWSON GEOPHYSICAL CO ATTN: CHRISTINA HAGAN 508 WEST WALL SUITE 800 MIDLAND, TX 79701-5010 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. 3 Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers as disclosed in the Proxy Statement of the Company for the 2015 Annual Meeting of Shareholders. NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Company for the Annual Meeting to be held on June 2, 2015. Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such. The shares represented by this proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000247310_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . DAWSON GEOPHYSICAL COMPANY Annual Meeting of Shareholders June 2, 2015 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen C. Jumper, Craig W. Cooper and Christina W. Hagan, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse of this ballot, all of the shares of Common Stock of Dawson Geophysical Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM Eastern Time on June 2, 2015, at the University Club, 1 West 54th Street, New York, New York 10019 and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side